Exhibit 10.2

SEPARATION AGREEMENT

THIS SEPARATION AGREEMENT (this “Agreement") is dated and made as of August 21, 2020, between GP Strategies Corporation , a Delaware corporation (the “Company”' ), and Kenneth L. Crawford (" Employee" ).

BACKGROUND

Employee currently serves as Executive Vice President, General Counsel and Secretary for the Company .

Employee and the Company are parties to the Employment Agreement dated as of September 28, 2007 (together with any amendments, the "Employment Agreement" ).

Employee and the Company desire to enter into this Agreement to set forth the parties' mutual agreement as to the termination of Employee's employment with the Company and Employee 's entitlements and continuing obligations in connection therewith .

AGREEMENT

The Company and the Employee hereby agree as follows:

1.Separation.

a.The Employment Agreement will expire at 11:59 p.m. on September 1, 2020, (the
“ Termination Date" ), except for those provisions of the Employment Agreement that this Agreement specifies will survive.

b.From the date of this Agreement until the Termination Date, Employee shall undertake such activities requested by the Company to transfer Employees' responsibilities as Executive Vice President, General Counsel and Secretary to other Company officers or employees as directed , and to provide reasonable assistance to ensure orderly transition, including assistance required by the Company to address any issues that may arise or become known during the transition of responsibilities.

c.For six months after the Termination Date, the Company may request that the Employee consult or cooperate with the Company on the transition of Employee's responsibilities and certain other matters and resolution of any issues. Employee shall be available to provide such cooperation in connection with matters in which Employee was involved or has knowledge as a result of Employee's employment with the Company , including but not limited to testifying in any legal proceedings. The Company shall pay Employee's reasonable out -of -pocket expenses for Employee's assistance in connection with such matters.

d.After the Termination Date, Employee shall not be, nor represent to anyone that Employee is, an officer or agent of the Company, unless expressly authorized in writing to do so by an authorized officer of the Company.

e.Employee hereby resigns effective as of the Termination Date from all positions Employee held as an officer or director of the Company . Employee shall resign from positions as an officer or director of it s subsidiaries as requested by the Company. The Company shall file evidence of the Employee ' s resignation and/or otherwise cause the Employee to be replaced as an officer or director of its subsidiaries on or before December 31, 2021, and in any event hold Employee harmless from any liability related to being an officer or director of any subsidiary of the Company.

a.During the Severance Period, the Company may request and the Employee may agree to provide services in add it ion to the services described in Section l. c. If the parties agree that Employee will provide additional services, the Company shall pay the Employee pursuant to Section 2.c.

1.Payments by the Company.

a.The Company shall continue to pay Employee at Employee' s salary rate in effect on the date hereof and provide Employee with current benefits through the Termination Date.

b.Subject to execution, delivery and effectiveness of the release attached as Exhibit A to this Agreement (the "Release") I and Employee's performance of and compliance with this Agreement, from the Termination Date until August 31, 2021(the "Severance Period' ), the Company shall pay Employee at his base annual salary rate in effect on the date of this Agreement, payable at such intervals as salaries are paid generally to employees of the Company.

c.If Employee provides any services under section l.f., the Company shall pay Employee a consulting fee of $250 per hour (the “Consulting Fees" )for services performed by the Employee and reimburse employee for any reasonable out -of -pocket expenses incurred in connection with the services. The Consulting Fees and expenses shall be paid to the Employee not more frequently than monthly, in arrears, reasonably promptly after the Employee provides the Company reasonable documentation of the hours worked and expenses incurred .

2.Other Obligations. Subject to execution, delivery and effectiveness of the Release and Employee's continued compliance with this Agreement:

a.Benefits Continuation. From the Termination Date until the end of the Severance Period, Employee shall continue to be eligible to receive such benefits as Employee was participating in as of the date of this Agreement subject to continued payment of any employee contributions (not exceeding the cost to the Company's vice presidents generally l , except that after the Termination Date the Company will not provide salary continuation, short -term disability, long-term disability, 40l(k) or executive life insurance and ADD coverage, but the Company will pay Employee $488.00 per payment made under section 2.b., which represents the approximate amount of the Company's contribution to the cost of such benefits when it provides them to employees.

b.Vesting of Grants.

i.Except as provided in clause (II) or (iii), any stock option or restricted stock unit grants with time-based vesting (but not performance-based vesting) that the Company has issued to the Employee will continue to vest in accordance with their existing terms until the end of the Severance Period or until the end of the

Employee' s Service, whichever is later. Any stock option s or restr icted stock grants that are unvested at the end of the Severance Period will terminate at the end of the Severance Period or the end of the Employee' s Service, whichever is later.
i.. For purposes of any grants under the Company's Long Term Incentive Program,
1.the termination of Employee's employment under this Agreement will be a # Retirement # and (ii) the Employee ' s last day of "Service" will be the last day of the Severance Period unless the Employee is then actually providing Service, in which case the Employee 's last day of Service will be his actual last day of providing Service.
ii.The 20,046 performance-based PSU' s granted to Employee on May 15, 2019 for the performance period ending December 31, 2021 will continue to vest until the date on which the Compensation Committee determines the extent to which the thresholds set forth in the LTIP have been met for the performance period .
iii.To the extent any RSUs or PSUs have not already vested or previously been forfe ited, If a Sale of the Company occurs, 100% of the Employee 's stock units will become vested and nonforfeitable upon the Sale of the Company . "Sale of the Company'' means any transaction that constitutes a Sale of the Company under the definition of Sale of the Company under the Company's Long-Term Incentive Program.

a.Short Term Incentive Plon. If the Company makes any payments with respect to calendar year 2020 under its Short Term Incentive Plan, then the Company shall pay the Employee the amount to which Employee would have been entitled had Employee remained employed by the Company through the payment date, pro rata based on the Termination Date. If any payment is due under this provision, it will be made at the same time as other payments under the STIP.

b.Car. The Company shall continue to pay Employee through the end of the Severance Period the car allowance in the amount in effect on the Termination Date (being not less than $1,100 per month).

c.Mobile Phone. The Employee may keep the assigned Company mobile phone and number, subject to compliance with any IT security policies of the Company regarding such transfer, but the Employee is responsible for all charges relating to the phone for any period after the end of the Severance Period.

d.Outplacement . The Company shall purchase executive outplacement assistance for the use and benefit of Employee for 12 month s after the Termination Date.

e.CEO Recommendation . The Company' s CEO shall provide a letter of recommendation for Employee that is reasonably satisfactory to the Company and Employee .

a.Continued Expense Reimbursement. The Company shall reimburse Employee for any expenses incurred in accordance with the Company ' s policies through the Termination Date, including but not limited to Maryland State Bar Association ($175) and Maryland Client Security Trust Fund ($130) charges.

1.Continuing Provisions of the Employment Agreement. The terms of the Employment Agreement are no longer of any effect as of the date of this Agreement, except that Sections 6, 7, 8, 10, 11, 12, 19 and 20 of the Employment Agreement will continue In effect after the Termination Date. Sect ion 6 of the Employment Agreement Is hereby amended to add the following:

This Section does not prohibit the Employee from accepting employment with, or providing legal or consulting services to, any business or organization that (a) does not compete with the Company in a substantive and meaningful way, or (b) competes only with a business divested by the Company.

S.    Company Property. Before the Termination Date, Employee shall return to the Company all Company, client and vendor property in Employee's possession. This includes, but is not limited to, any computer equipment, computer programs and electronic flies, any storage media, security cards and keys, and any items developed by Employee and/or obtained by Employee or on Employee's behalf, directly or indirectly, In connection with Employee's employment with the Company .

6.General Release of Claims. The Company's obligations under Section 2 and Section 3 are conditional on Employee ' s delivery of a signed copy of the Release no later than September 4, 2020.

7.Obligations Regarding Securities Laws. Employee shall comply with all laws in connection with any transactions involving securities of the Company and, if Employee was subject to the pre-approval requirements of the Company 's Insider Trading Policy then Employee shall comply with such requirements until 90 days after the Termination Date,

8.No Disparagement or Encouragement of Claims . Employee shall not, nor will Employee cause anyone else to, make any statement or communication that disparages, criticizes or other wise reflects adversely on or encourages any adverse action against the Company or any other Releasee (as defined in the Release) . Company shall not , nor will Company cause anyone else to , make any statement or communication that disparages, criticizes or otherwise reflects adversely on or encourages any adverse action against the Employee . The parties do not intend for this section to prevent Employee or Company from testifying truthfully under oath pursuant to lawful court order or subpoena or otherwise responding to or providing disclosures required by law.

9.Remedies and Enforcement . The Employee acknowledges that a breach on Employee 's part of the terms of Section 4, 6, or 7 of this Agreement could cause irreparable damage to the Company and that monetary damages will not provide an adequate remedy to the Company . The Company will be entitled to enforce the terms herein in court and seek any and all remedies available to it in equity and law, including, but not limited to, injunctive relief, without the posting of any bond or other security . It is the intent of the parties that if any of these provisions, or any part thereof, is construed to be illegal, invalid or unenforceable, the same shall not affect the remainder of such covenant or any other covenants. Employee and the Company desire and authorize a court of competent jurisdiction to modify any of these provisions to the extent necessary to make It legal, valid, and enforceable.

1.Tax Matters . Notwithstanding any other provision of this Agreement, the Company may withhold from amounts payable under this Agreement all amounts that are required or authorized to be withheld, Including, but not limited to, federal, state, local and foreign taxes required to be withheld by applicable laws or regulations.

2.Death or Disability of Employee . If Employee shall die or become disabled prior to receiving all payments and benefits due under this Agreement, then the payments and benefits required to be provided by the Company under this Agreement shall not be affected and shall be provided to Employee despite any disability, or if Employee is deceased, to Employee's surviving spouse, or if Employee's spouse does not survive him, then to Employee's estate (or any trust into which assets of the estate are transferred).

3.Miscellaneous.

a.The laws of the State of Maryland will govern the construction, interpretation and enforcement of this Agreement.

b.This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter , and may be modified only by a written instrument duly executed by each part y.

c.This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. A facsimile or other electronic transmission of this Agreement shall be deemed an original.

IN WITNESS WHEREOF, the Company and the Employee have duly executed this Agreement as of the date first written above.
GP STRATEGIES CORPORATION

By:	/s/ John Ruyter
Name:	John Ruyter
Title:	Vice President HR

GENERAL RELEASE

This General Release (this "Release#) is entered into by GP Strategies Corporation (the "Company" ) and Kenneth L. Crawford (" Employee").

Under the Separation Agreement, dated August 21, 2020, between the Company and Employee (the "Separation Agreement" ), certain of the Company's obligations are conditioned on execution, delivery and effectiveness of this Release.

In consideration of the parties' continuing obligations under the Separation Agreement and under this Release, the parties agree as follows :

1.Employee hereby releases the Company from any and all known or unknown claims, causes of action, liability, and/or damages arising out of or relating to Employee's employment with the Company and/or the termination of that employment to the greatest extent permitted under applicable law. By signing the is Release, Employee is waiving any such claims that Employee has or may have against the Company, its directors, officers, employees, agents, successors and assigns, and all other related or affiliated persons, companies or entities ("Releasees)". This includes all claims, rights, and/or obligations arising under any federal, state or local laws pertaining to employment, Including but not limited to all employment discrimination laws, such as the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, the Americans with Disabilities Act, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the National Labor Relations Act, and any and all other federal, state and local statutes, cases, authorities or laws (including common law) providing a cause of action that may be the subject of a release under applicable law, including but not limited to claims of wrongful termination, retaliation, harassment, discrimination, defamation, intentional infliction of emotional distress, breach of contract, fraud, negligence, and any other contract or tort claims. THIS IS A GENERAL RELEASE OF CLAIMS. Nothing in this release shall be construed to waive any claims or rights that may not be waived as a matter of law.

2.Employee and the Company agree that this Release shall not affect the rights and responsibilities of the United States Equal Employment Opportunity Commission (hereinafter "EEOC" ) to enforce the ADEA and other laws. In addition, the parties agree that this Release shall not be used to justify interfering with Employee's right to file a charge or participate in an investigation or proceeding conducted by the EEOC or any other Fair Employment Practices agency. Employee further agrees that Employee knowingly and voluntarily waives all rights or claims that arose prior to Employee's execution of this Release, as well as any right Employee may have to receive any benefit or remedial relief (including, but not limited to, reinstatement back pay, front pay, damages, attorneys' fees, experts' fees) as a consequence of any investigation or proceeding conducted by the EEOC or any other Fair Employment Practices agency. This Release does not waive any rights or claims that may arise after the date the waiver is executed. Furthermore, nothing In this Release will affect the ability of either party to enforce rights or entitlements specifically provided for under this Release.

3.By signing this Release, Employee acknowledges and agrees that: (a) except for the payments specifically described in Section 2 of the Separation Agreement, Employee is not entitled to any other or further compensation, wages, bonuses, or payments of any kind from the Company ; and (b) other than as described in Section 3 of the Separation Agreement and any rights Employee may have under COBRA, Employee has no further right to participate in any Company benefit plan. This Release shall not apply to

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any claim that Employee may have for a· breach of the Separation Agreement or to other wise enforce his rights thereunder .

1.Employee represents that Employee (a) has suffered no injuries or occupational diseases arising out of or in connection with Employee ' s employment with the Company that have not previously been reported in writing to the Company ; (bl has received all leave to which Employee was entitled , if any, under the Family and Medical Leave Act of 1993 (" FM LA" ) and any applicable state or local leave laws; (c)
is not aware of any facts or circumstances constituting a violation of the FMLA, and/or the Fair Labor Standards Act or any state or local laws pertaining to the payment of wages; and (d) has not filed any claims, suits, or other actions against the Company prior to the date of Employee's execution of this
Release , and no such actions have been filed on Employee's behalf.

2.This Release, Its contents, and all information pertaining to any employment termination discussions and the execution of this Release are to remain confidential, and Employee shall not disclose this Release or its contents to any person, other than Employee ' s spouse or significant other, and/or Employee's legal or tax advisor, unless compelled by legal process or permitted by any applicable whistleblower or similar law.

3.Employee acknowledges that Employee (a) has been given 45 days from receipt of this Release to consider Employee's decision to sign it and (b) understands that Employee has the right to consult with an attorney before signing this Release. Employee represents that Employee has done so to the extent that Employee deemed it necessary or appropriate.

4.Employee understands that Employee may revoke this Release for up to and including 5 business days after Employee signs this Release and this Release shall not become effective until the S"' business day after it has been signed by Employee (the "Effective Date" ). Any revocation must be in writing and delivered to General Counsel, GP Strategies Corporation, 11000 Broken Land Parkway, Suite 200, Columbia, Maryland 21044, with a copy provided by e-mail to jgalante@gpstrategies.com.

The parties have signed this Release on the dates indicated below.

By:	/s/ Kenneth L. Crawford
Name:	Kenneth L. Crawford

By:	/s/ John Ruyter
Name:	John Ruyter
Title:	Vice President HR
Dated	8-28-2020

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